The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement    SUBJECT TO COMPLETION        November 10, 2008

                   Pricing Supplement dated November __, 2008 to the Prospectus dated January 5, 2007 and the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]   Royal Bank of Canada

               Senior Global Medium-Term Notes, Series C

               Linked to the S&P 500(R) Index, due November 22, 2010



                                  GENERAL TERMS

     Royal Bank of Canada is offering notes (the "Notes" or "notes") linked to the performance of the underlying index named below. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and this pricing supplement describe terms that will apply generally to the notes, including any notes you purchase.

     The notes are linked to the performance of the Standard & Poor's 500(R) Index (the "Underlying Index"). We describe the Underlying Index in this pricing supplement in the section entitled "Information Regarding Underlying Index". The payment at maturity on your notes will be based on the performance of the Underlying Index during the term of your notes. The notes are designed for investors who are seeking exposure to the Underlying Index and who anticipate that the value of the Underlying Index will increase from its Initial Index Level on the pricing date to the Final Index Level on the valuation date, shortly before the maturity date. Investors must be willing to forego interest payments on the notes and be willing to accept a return that may be less than the principal amount of the notes. In addition, returns on the notes are subject to a maximum total payment at maturity of 115% of the principal amount.

     YOU MAY EXPERIENCE A LOSS OF UP TO 5% OF YOUR PRINCIPAL AT MATURITY. YOU WILL LOSE 1% (OR FRACTION THEREOF) OF YOUR PRINCIPAL AMOUNT FOR EACH PERCENTAGE POINT (OR FRACTION THEREOF) THAT THE PERCENTAGE CHANGE IS NEGATIVE, SUBJECT TO THE MINIMUM REDEMPTION AMOUNT OF 95% OF PRINCIPAL AMOUNT, IF HELD TO MATURITY.

Issuer:                       Royal Bank of Canada ("Royal Bank").

Underwriter:                  RBC Capital Markets Corporation.

Issue:                        Senior Global Medium-Term Notes, Series C.

Deposit Currency:             US Dollars

Underlying Index:             The Standard & Poor's 500(R) Index (Bloomberg
                              Symbol "SPX").

Minimum Investment:           $1,000 , and $1,000 increments in excess thereof
                              (the "Principal Amount").

Denomination:                 Each note will be issued in denominations of
                              $1,000 and integral multiples thereof.

Term:                         Two (2) years

Participation Rate:           100%

Payment at Maturity:          At maturity, the investor receives an amount equal
                              to the greater of:

                                  1.    Minimum Redemption Amount; and

                                  2.    Principal Amount + (Principal Amount x
                                        Percentage Change)

Percentage Change:            The Percentage Change, expressed as a percentage,
                              is calculated using the following formula:

                                   Final Index Level - Initial Index Level
                                   ---------------------------------------
                                             Initial Index Level

                              The percentage change will be the lesser of:
                                  1.  Percentage Change; and
                                  2.  The Maximum Percentage Change


Minimum Redemption            95% of Principal Amount, if held to maturity
Amount:

Maximum Percentage            15%
Change:

Initial Index Level:          Closing level of the Underlying Index on the
                              Pricing Date.

Final Index Level:            Closing level of the Underlying Index on the
                              Valuation Date.

Pricing Date:                 November 17, 2008

Issuance Date:                November 20, 2008

Valuation Date:               November 17, 2010

Maturity Date:                November 22, 2010

CUSIP:                        78008GVB5

Clearance and Settlement:     DTC global (including through its indirect
                              participants Euroclear and Clearstream, Luxembourg as described under "Description of Debt Securities
                              -- Ownership and Book-Entry Issuance" in the accompanying prospectus).

Listing: The notes will not be listed on any securities exchange or quotation system.

Calculation agent:            RBC Capital Markets Corporation.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), which we refer to as RBCCM, though not obligated to do so, plans to maintain a secondary market in the Notes after the Settlement
                              Date. The amount that an investor may receive upon the sale of their Notes prior to maturity may be less than the Principal Amount.

Terms Incorporated in the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Terms of the Notes" in this pricing supplement.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     $100             $
Underwriting discounts and commission.................................................     $0               $
Proceeds to Royal Bank................................................................     $100             $


The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is 100.00% and no concession is being paid to such dealers. The price at which you purchase the notes includes $15.00 per $1000.00 note of hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you may experience an immediate and substantial decline in the value of your notes on the issue date.

We may use this pricing supplement in the initial sale of principal protected notes. In addition, RBCCM or another of our affiliates may use this pricing supplement in a market-making transaction in notes after the initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 5, 2007: http://www.sec.gov/Archives/edgar/data/ 1000275/000090956707000025/o34295e424b3.htm

Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
o35030e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

                         RBC Capital Markets Corporation

                   Pricing Supplement dated November __, 2008.

--------------------------------------------------------------------------------
In this pricing supplement, when we refer to the "notes" or "Notes", including your notes, we mean notes unless the context requires otherwise. Also, references to the "accompanying prospectus" mean the accompanying prospectus, dated January 5, 2007, as supplemented by the accompanying prospectus supplement, dated February 28, 2007, of Royal Bank of Canada.
--------------------------------------------------------------------------------

                         The Notes Are Part of a Series

     The notes are part of a series of senior debt securities entitled "Senior Global Medium-Term Notes, Series C", that we may issue under our senior indenture, dated as of October 23, 2003, between Royal Bank of Canada and The Bank of New York Mellon, as successor to the corporate trust business of JPMorgan Chase Bank, N.A., as trustee, as amended from time to time (the "indenture"). The notes are "indexed notes", as defined in the accompanying prospectus supplement. This pricing supplement describes financial and other terms that apply generally to the notes. We describe terms that apply generally to all Series C medium-term notes in "Description of the Notes We May Offer" in the accompanying prospectus supplement. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

                                                   TABLE OF CONTENTS
Pricing Supplement

Additional Risk Factors Specific to Your Notes.................................................................PS-2
Terms of the Notes.............................................................................................PS-8
Hypothetical Returns on Your Notes............................................................................PS-16
Use of Proceeds and Hedging...................................................................................PS-18
Information Regarding Underlying Index........................................................................PS-19
Historical Trading Level Information..........................................................................PS-23
Supplemental Discussion of Canadian Tax Consequences..........................................................PS-25
Supplemental Discussion Of U.S. Federal Income Tax Consequences...............................................PS-27
Employee Retirement Income Security Act.......................................................................PS-30
Supplemental Plan of Distribution.............................................................................PS-31

Prospectus Supplement dated February 28, 2007

About This Prospectus Supplement................................................................................S-1
Risk Factors....................................................................................................S-1
Use of Proceeds.................................................................................................S-4
Description of the Notes We May Offer...........................................................................S-5
Certain Income Tax Consequences................................................................................S-24
Supplemental Plan of Distribution..............................................................................S-25
Documents Filed As Part of the Registration Statement..........................................................S-30


Prospectus dated January 5, 2007

Documents Incorporated by Reference...............................................................................2
Where You Can Find More Information...............................................................................3
Further Information...............................................................................................3
About This Prospectus.............................................................................................4
Presentation of Financial Information.............................................................................5
Caution Regarding Forward-Looking Information.....................................................................5
Royal Bank of Canada..............................................................................................6
Risk Factors......................................................................................................6
Use of Proceeds...................................................................................................6
Consolidated Ratios of Earnings to Fixed Charges..................................................................7
Consolidated Capitalization and Indebtedness......................................................................8
Description of Debt Securities....................................................................................9
Tax Consequences.................................................................................................26
Plan of Distribution.............................................................................................38
Benefit Plan Investor Considerations.............................................................................40
Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others..............................41
Validity of Securities...........................................................................................41
Experts..........................................................................................................41
Supplemental Financial Statement Schedule........................................................................42
Other Expenses of Issuance and Distribution......................................................................45

                 Additional Risk Factors Specific to Your Notes

--------------------------------------------------------------------------------
An investment in your notes is subject to the risks described below, as well as the risks described under "Risk Factors" in the accompanying prospectus, dated January 5, 2007, and the accompanying prospectus supplement, dated February 28, 2007. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in the index to which your notes are indexed. You should carefully consider whether the notes are suited to your particular circumstances. This pricing supplement should be read together with the accompanying prospectus, dated January 5, 2007, the accompanying prospectus supplement, dated February 28, 2007, and this pricing supplement. The information in the accompanying prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this pricing supplement. This section describes the most significant risks relating to an investment in the notes. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and product prospectus supplement, before investing in the notes.
--------------------------------------------------------------------------------

Your Investment in the Notes May Result in a Loss.

     The notes are not fully principal protected. If the Final Index level is less than the Initial Index Level, you may experience a loss of up to 5% of the principal amount on your notes, if held to maturity. The return on your notes will depend on the direction of and percentage change in the value of the Underlying Index from the Initial Index Level to the Final Index Level. Thus, if the Final Index Level is less than the Initial Index level, you may lose up to 5% of your principal amount and you may receive no return on your investment.

Your Return May Be Lower Than the Return on Other Debt Securities of Comparable Maturity.

     In addition to losing up to 5% of your principal amount, the return that you will receive on your notes, may be less than the return you could earn on other investments and may be zero. Your return may be less than the return you would earn if you bought a traditional interest bearing debt security of Royal Bank with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Unlike traditional interest bearing debt securities, the notes, if held to maturity, do not guarantee any return on your investment, and you may also lose up to 5% of your principal.

The Notes Do Not Pay Interest.

     The notes do not pay interest. The amount payable at maturity will be determined pursuant to the terms described in this pricing supplement. If the Underlying Index depreciates between the pricing date and the valuation date, at maturity you will receive no return on your investment and will lose up to 5% of your principal amount as specified in this pricing supplement.

Your Potential Payment at Maturity Is Limited.

     The notes may provide less opportunity to participate in the appreciation of the Underlying Index than an investment in a security linked to the Underlying Index providing full participation in the appreciation, because the return on the notes is capped at 15% of the principal amount, for a maximum total payment at maturity of 115% of the principal amount. Accordingly, your return on the notes may be less than your return would be if you made an investment in a security directly linked to the positive performance of the Underlying Index.

Owning the Notes Is Not the Same as Owning the Constituent Stocks of the Underlying Index or a Security Directly Linked to the Performance of the Underlying Index.

     The return on your notes will not reflect the return you would realize if you actually owned the constituent stocks of the Underlying Index or a security directly linked to the positive performance of the Underlying Index and held such investment for a similar period because:

     o the return on the notes at maturity is limited to a maximum total payment at maturity of 115% of the principal amount; and

     o the level of the Underlying Index is calculated in part by reference to the prices of the Underlying Index's constituent stocks without taking into consideration the value of dividends paid on those stocks.

     Even if the level of the Underlying Index appreciates from the Initial Index Level during the term of the notes, the market value of the notes prior to maturity may not increase by the corresponding amount. It is also possible for the market value of the notes prior to maturity to decline while the level of the Underlying Index appreciates.

There May Not Be an Active Trading Market for the Notes--Sales in the Secondary Market May Result in Significant Losses.

     There may be little or no secondary market for the notes. The notes will not be listed or displayed on any securities exchange, the NASDAQ Global Market System or any electronic communications network. RBC Capital Markets Corporation and other affiliates of Royal Bank currently intend to make a market for the notes, although they are not required to do so. RBC Capital Markets Corporation or any other affiliate of Royal Bank may stop any such market-making activities at any time. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

     If you sell your notes before maturity, you may have to do so at a substantial discount from the issue price and as a result you may suffer substantial losses.

     The notes have not been designated for trading in the PORTAL system maintained by the Financial Industry Regulatory Authority.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors.

     The following factors, which are beyond our control, may influence the market value of your notes:

     o whether the Underlying Index closes at a level below the Initial Index Level;

     o the Maximum Percentage Change on the notes could limit any potential return you may receive;

     o the volatility (i.e., the frequency and magnitude of changes) of the level of the Underlying Index;

     o the dividend rate on Underlying Index's constituent stocks (while not paid to holders of the notes, dividend payments on the Underlying Index's constituent stocks may influence the market level of the Underlying Index and the market value of options on the Underlying Index and may therefore affect the market value of the notes);

     o economic, financial, regulatory, political, military, judicial and other events that affect stock markets generally and U.S stock markets in particular, and which may affect the market level of the Underlying Index;

     o    interest and yield rates in the market; and

     o    the time remaining to maturity.

     These factors may influence the market value of your notes if you sell your notes before maturity. Our creditworthiness, as represented by our credit ratings or as otherwise perceived in the market will also affect the market value of your notes. If you sell your notes prior to maturity, you may receive less than the principal amount of your notes. You cannot predict the future performance of the Underlying Index based on its historical performance.

If the Level of the Underlying Index Changes, the Market Value of Your Notes May Not Change in the Same Manner.

     Your notes may trade quite differently from the Underlying Index. Changes in the level of the Underlying Index may not result in comparable changes in the market value of your notes. If the Final Index Level of the Underlying Index on any trading day increases above the Initial Index Level, the value of the notes may not increase comparably, if at all. It is also possible for the value of the Underlying Index to increase while the value of the notes declines.

We Will Not Hold Shares of the Underlying Index Constituent Stocks for Your Benefit.

     The indenture and the terms governing your notes do not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the Underlying Index constituent stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the Underlying Index's constituent stocks for your benefit in order to enable you to exchange your notes for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any such stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Will Not Have Any Shareholder Rights and Will Have No Right to Receive any Underlying Index Constituent Stock at Maturity.

     Investing in the notes will not make you a holder of any of the Underlying Index's constituent stocks. Neither you nor any other holder or owner of the notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to any of the Underlying Index's constituent stocks.

Changes that Affect the Underlying Index will Affect the Market Value of the Notes and the Amount you will Receive at Maturity.

     The policies of the sponsor of the Underlying Index (the "Index Sponsor") concerning the calculation of the Underlying Index, additions, deletions or substitutions of the constituent stocks in the Underlying Index and the manner in which changes affecting those constituent stocks or the issuers thereof, such as stock dividends, reorganizations or mergers, may be reflected in the index and, therefore, could affect the amount payable on the notes at maturity, and the market value of the notes prior to maturity. The amount payable on the notes and their market value could also be affected if the Index Sponsor changes these policies, for example by changing the manner in which it calculates the Underlying Index, or if the Index Sponsor discontinues or suspends calculation or publication of the Underlying Index, in which case it may become difficult to determine the market value of the notes. If events such as these occur, or if the Final Index Level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be RBC Capital Markets Corporation--may determine the Final Index Level or fair market value of the notes --and thus the Final Index Level and the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

Trading and Other Transactions by Royal Bank or its Affiliates in the Index Constituent Stocks, Futures, Options, Exchange-Traded Funds or Other Derivative Products on the Underlying Index Constituent Stocks or the Underlying Index May Impair the Market Value of the Notes.

     As described below under "Use of Proceeds and Hedging", we or one or more affiliates may hedge our obligations under the notes by purchasing or selling the Underlying Index's constituent stocks, futures or options on the constituent stocks or the Underlying Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Underlying Index's constituent stocks or the Underlying Index, and we may adjust these hedges by, among other things, purchasing or selling the Underlying Index's constituent stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Underlying Index or the Underlying Index's constituent stocks at any time. Although they are not expected to, any of these hedging activities may decrease the market price of the Underlying Index's constituent stocks and/or the level of the Underlying Index, and, therefore, decrease the market value of the notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the notes declines.

     We or one or more of our affiliates may also engage in trading in the Underlying Index's constituent stocks and other investments relating to those stocks or the Underlying Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could decrease the market price of the Underlying Index's constituent stocks and/or the level of the Underlying Index and, therefore, decrease the market value of the notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Underlying Index's constituent stocks or the Underlying Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the notes.

The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Our Cost of Hedging its Market Risk under the Notes is Likely to Adversely Affect the Value of the Notes Prior to Maturity.

     The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that we (or one of our affiliates) expect to incur in the hedging of our market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that we (or our affiliates) expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity will likely be less than your original purchase price. We expect that this effect will be greater if it occurs earlier in the term of the notes than if it occurs later in the term of the notes.

We Have No Affiliation With the Index Sponsor and Will Not Be Responsible for its Public Disclosure of Information.

     The Index Sponsor is not an affiliate of ours and is not involved in any of our offerings of notes pursuant to this pricing supplement in any way. Consequently, we have no control of the actions of the Index Sponsor, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity. The Index Sponsor has no obligation of any sort with respect to the notes. Thus, the Index Sponsor has no obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the value of the notes. None of the money you pay for the notes will go to the Index Sponsor.

     In addition, as we are not affiliated with the Index Sponsor, we do not assume any responsibility for the adequacy of the information about the Underlying Index or the Index Sponsor contained in this pricing supplement or in any of the Index Sponsor's publicly available filings. We are not responsible for such Index Sponsor's public disclosure of information on itself or the Underlying Index, whether contained in Securities Exchange Commission filings or otherwise. As an investor in the notes, you should make your own investigation into the Underlying Index and its sponsor.

The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest.

     As noted above, we and our affiliates expect to engage in trading activities related to the Underlying Index and its constituent stocks that are not for the account of holders of the notes or on their behalf. These trading activities may present a conflict between the holders' interest in the notes and the interests we and our affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Underlying Index and the price of the Underlying Index constituent stocks, could be adverse to the interests of the holders of the notes. We and one or more of our affiliates may, at present or in the future, engage in business with the issuers of the Underlying Index constituent stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between our or one or more of our affiliates' obligations and the interests of holders of the notes as beneficial owners of the notes. Moreover, we and our affiliates may have published, and in the future expect to publish, research reports with respect to the issuers of the Underlying Index's constituent stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities by us or one or more of our affiliates may affect the market level of the Underlying Index and the prices of the Underlying Index's constituent stocks and, therefore, the market value of the notes.

The Calculation Agent Can Postpone the Calculation of the Final Index Level on the Valuation Date if a Market Disruption Event Occurs on the Valuation Date.

     The determination of the Final Index Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the valuation date with respect to the index. If such a postponement occurs, the calculation agent will use the closing level of the Underlying Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the valuation date be postponed by more than ten business days. As a result, the maturity date for the notes could also be postponed, although not by more than ten business days.

     If the determination of the Final Index Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Final Index Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Final Index Level that would have prevailed in the absence of the market disruption event. See "Terms of the Notes--Market Disruption Events" beginning on page PS-10.

There Are Potential Conflicts of Interest Between You and the Calculation Agent.

     The calculation agent will, among other things, decide the amount of your payment at maturity on the notes. We may change the calculation agent after the original issue date without notice to you. For a fuller description of the calculation agent's role, see "Terms of the Notes--Role of Calculation Agent". The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Underlying Index has occurred. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

Historical Performance of the Underlying Index Should Not Be Taken as an Indication of the Future Performance of the Underlying Index During the Term of the Notes.

     The performance of the Underlying Index will principally determine the value of the notes at maturity. The historical performance of the Underlying Index does not necessarily give an indication of the future performance of the index. As a result, it is impossible to predict whether the level of the Underlying Index will rise or fall during the term of the notes. The level of the Underlying Index will be influenced by complex and interrelated political, economic, financial and other factors.

U.S. Taxpayers Will be Required to Pay Taxes on the Notes Each Year and Any Gain Recognized Will be Ordinary Income.

     The notes will be subject to special rules governing contingent payment debt instruments for United States federal income tax purposes. Accordingly, if you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income over the term of such notes based on the comparable yield for the notes, even though you may not receive any payments from us until maturity. This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize on the sale or maturity of such notes will be ordinary income. Any loss you may recognize upon the sale of such notes will generally be ordinary loss to the extent of the interest you included as income in the current or previous taxable years in respect of the notes and thereafter will be capital loss.

     For further information, please read carefully the sections entitled "Supplemental Discussion of U.S. Federal Income Tax Consequences" in this pricing supplement, the section "Tax Consequences" in the accompanying prospectus and the section entitled "Certain Income Tax Consequences" in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

Non-U.S. Investors May Be Subject to Certain Additional Risks.

     The notes will be denominated in U.S. dollars. If you are a non-U.S. investor who purchases the notes with a currency other than U.S. dollars, changes in rates of exchange may have an adverse effect on the value, price or income of your investment.

     This pricing supplement contains a general description of certain U.S. and Canadian tax considerations relating to the notes. If you are a non-U.S. investor, you should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving payments of principal or other amounts under the notes.

Certain Considerations for Insurance Companies and Employee Benefit Plans.

     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call "ERISA", or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the notes could become a "prohibited transaction" under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. This is discussed in more detail under "Employee Retirement Income Security Act" below.

                               Terms of the Notes

--------------------------------------------------------------------------------
Please note that in this section entitled "Terms of the Notes", references to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company ("DTC") or another depositary. Owners of beneficial interests in the notes should read the section entitled "Description of the Notes We May Offer--Legal Ownership" in the accompanying prospectus supplement and "Description of Debt Securities--Ownership and Book-Entry Issuance" in the accompanying prospectus.
--------------------------------------------------------------------------------

     In addition to the terms described on the front and inside cover of this pricing supplement, the following general terms will apply to the notes:

Specified Currency

     Unless otherwise specified in the relevant pricing supplement, all payments, if any, of principal and interest will be made in U.S. dollars ("$").

Form and Denomination

     The notes will be issued only in global form through DTC. The denomination of each note will be $1,000 and integral multiples in excess thereof.

No Listing

     Your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Defeasance, Default Amount, Other Terms

     Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

     o the default amount will be payable on any acceleration of the maturity of your notes as described under "-- Special Calculation Provisions" below;

     o a business day for your notes will have the meaning described under "-- Special Calculation Provisions" below; and

     o a trading day for your notes will have the meaning described under "-- Special Calculation Provisions" below.

     Please note that the information about the issuance or valuation date, issue price discounts or commissions and net proceeds to Royal Bank in this pricing supplement relates only to the initial issuance and sale of your notes. If you have purchased your notes in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Underlying Index and Index Sponsor

     In this pricing supplement, when we refer to the Underlying Index, we mean the Standard &Poor's 500(R) Index, and when we refer to the Index Sponsor, we mean Standard & Poor's, except as described under "-- Discontinuation of the Underlying Index" below.

     The notes have not been passed on by the Index Sponsor as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the Index Sponsor. The trademarks, service marks or registered trademarks of the Index Sponsor are the property of their owner. The Index Sponsor makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes. This pricing supplement relates only to the notes offered by this pricing supplement and does not relate to any index of a sponsor.

     Information regarding the Underlying Index or Index Sponsor may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the Underlying Index or any other publicly available information regarding the Index Sponsor. In connection with any issuance of notes under the pricing supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the Index Sponsor. Furthermore, we cannot give any assurance that all events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the Underlying Index (and therefore the levels of the Underlying Index at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Index Sponsor could affect the interest, payments at maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

Payment at Maturity

     At maturity, you will receive a cash payment that is based on the value of the Underlying Index. The value of the Underlying Index may be calculated by reference to equity securities or to futures contracts on the Underlying Index of its constituent stocks.

     The payment at maturity is based on the percentage change of the Underlying Index. The Initial Index Level is the closing level of the Underlying Index on the Pricing Date. The Final Index Level is the closing level on the Underlying Index on the Valuation Date. The percentage change may be positive or negative and is calculated using the following formula:

                     Final Index Level - Initial Index Level
                     ---------------------------------------
                               Initial Index Level

The percentage change will be the lesser of:

     1.   Percentage Change; and
     2.   The Maximum Percentage Change (15%)

At maturity, the investor receives an amount equal to the greater of:

     1.   The Minimum Redemption Amount; and
     2.   Principal Amount + (Principal Amount x Percentage Change)


The Formula for Calculating the Payment at Maturity of the Notes Does Not Take Into Account All Developments in the Underlying Index

     Changes in the Underlying Index during the term of the notes before the Valuation Date may not be reflected in the calculation of the amount payable at maturity of the notes. The calculation agent will calculate this amount by comparing only the level of the Underlying Index on the Pricing Date relative to the level of the Underlying Index on the Valuation Date. No other levels or values will be taken into account. As a result, you may lose some or all of your principal even if the Underlying Index has risen at certain times during the term of the notes before falling to a level below its initial level on the Valuation Date.

Maturity Date

     The maturity date will be November 22, 2010 unless that date is not a business day, in which case the maturity date will be the next following business day. If the third trading day before the maturity date is not the valuation date described below, however, then the maturity date will be the third business day following the valuation date, provided that the maturity date will never be later than the third business day after the relevant specified date or, if the relevant specified date is not a business day, later than the fourth business day after the relevant specified date. The calculation agent may postpone the valuation date -- and therefore the maturity date -- if a market disruption event occurs or is continuing on a day that would otherwise be the valuation date. We describe market disruption events under "-- Market Disruption Event" below. No interest will accrue past the maturity date specified above.

Valuation Date

     The valuation date will be November 17, 2010, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. If a market disruption event occurs, the valuation date will be the first following trading day on which the calculation agent determines that a market disruption event is not continuing. In no event, however, will the valuation date be later than the relevant specified maturity date or, if the relevant specified maturity date is not a business day, later than the first business day after the relevant specified date.

Discontinuation of the Underlying Index

     If the Index Sponsor discontinues publication of the Underlying Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a "successor index"), then, upon the calculation agent's notification of any determination to the trustee and Royal Bank, the calculation agent will substitute the successor index as calculated by the Index Sponsor or any other entity for the Underlying Index and calculate the Final Index Level. Upon any selection by the calculation agent of a successor index, Royal Bank will cause notice to be given to holders of the securities.

     If the Index Sponsor discontinues publication of the Underlying Index and:

     o    the calculation agent does not select a successor index, or

     o the successor index is no longer published on any of the relevant trading days,

the calculation agent will compute a substitute level for the Underlying Index in accordance with the procedures last used to calculate the level of the Underlying Index before any discontinuation but using only those securities that composed the Underlying Index prior to such discontinuation. If a successor index is selected or the calculation agent calculates a level as a substitute for the Underlying Index as described below, the successor index or level will be used as a substitute for the Underlying Index for all purposes going forward, including for purposes of determining whether a market disruption event (as defined below) exists, even if the Index Sponsor elects to begin republishing the Underlying Index, unless the calculation agent in its sole discretion decides to use the republished Underlying Index.

     If the Index Sponsor discontinues publication of the Underlying Index before the valuation date and the calculation agent determines that no successor index is available at that time, then on each trading day until the earlier to occur of:

     o    the determination of the Final Index Level, or

     o a determination by the calculation agent that a successor index is available, the calculation agent will determine the level that would be used in computing the maturity payment amount as described in the preceding paragraph as if that day were a trading day.

     Notwithstanding these alternative arrangements, discontinuation of the publication of the Underlying Index would be expected to adversely affect the value of, liquidity of and trading in the securities.

     If at any time the method of calculating the level of the Underlying Index or the level of the successor index, changes in any material respect, or if the Underlying Index or successor index is in any other way modified so that the Underlying Index or successor index does not, in the opinion of the calculation agent, fairly represent the level of the Underlying Index had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York City, New York, on each date that the closing level of the Underlying Index is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Underlying Index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level with reference to the Underlying Index or such successor index, as so adjusted. Accordingly, if the method of calculating the Underlying Index or a successor index is modified and has a dilutive or concentrative effect on the level of such index e.g., due to a split, then the calculation agent will adjust such index in order to arrive at a level of such index as if it had not been modified, e.g., as if a split had not occurred.

     Neither the calculation agent nor Royal Bank will have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Underlying Index or any successor index or as to modifications, adjustments or calculations by the Index Sponsor or any successor index sponsor in order to arrive at the level of the Underlying Index or any successor index.



Market Disruption Event

     A market disruption event, as determined by the calculation agent in its sole discretion, means a relevant exchange or any related exchange fails to open for trading during its regular trading session or the occurrence or existence of any of the following events:

     o a trading disruption, if the calculation agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange; or

     o an exchange disruption, if the calculation agent determines it is material, at any time during the one hour period that ends at the close of trading for a relevant exchange or related exchange; or

     o    an early closure.

     For the purposes of determining whether a market disruption event exists at any time, if a market disruption event occurs in respect of a security included in the Underlying Index at any time, then the relevant percentage contribution of that security to the level of the Underlying Index will be based on a comparison of (i) the portion of the level of the Underlying Index attributable to that security and (ii) the overall level of the Underlying Index, in each case immediately before the occurrence of such market disruption event.

     A "trading disruption" means any suspension of or limitation imposed on trading by the relevant exchange or related exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant exchange or related exchange or otherwise, (i) relating to securities that compose 20 percent or more of the level of the Underlying Index or (ii) in options contracts or futures contracts relating to the Underlying Index on any relevant related exchange.

     An "exchange disruption" means any event (other than a scheduled early closure) that disrupts or impairs (as determined by the calculation agent in its sole discretion) the ability of market participants in general to (i) effect transactions in or obtain market values on any relevant exchange or related exchange in securities that compose 20 percent or more of the level of the Underlying Index or (ii) effect transactions in options contracts or futures contracts relating to the Underlying Index on any relevant related exchange.

     An "early closure" means the closure on any exchange business day of any relevant exchange relating to securities that compose 20 percent or more of the level of the Underlying Index or any related exchange prior to its normally scheduled closing time unless such earlier closing time is announced by such exchange or related exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange or related exchange on such exchange business day and (ii) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such exchange business day.

     An "exchange" means the primary organized exchange or quotation system for trading any securities included in the Underlying Index and any successor to any such exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the Underlying Index has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the securities underlying the Underlying Index on such substitute exchange or quotation system as on the original exchange).

     An "exchange business day" means any trading day on which each exchange and related exchange is open for business during its regular trading session, notwithstanding any such exchange or related exchange closing prior to its scheduled weekday closing time, without regard to after hours or other trading outside its regular trading session hours.

     A "related exchange" means each exchange or quotation system on which futures or options contracts relating to the Underlying Index are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such index has temporarily relocated (provided that the calculation agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such index on such temporary substitute exchange or quotation system as on the original related exchange).

Payment of Additional Amounts

     We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("taxes") now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

     However, no Additional Amounts will be payable with respect to a payment made to a holder of a note, which we refer to as an "Excluded Holder", in respect of a beneficial owner:

     (i) with which we do not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

     (ii) which is subject to such taxes by reason of its being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder's activity in connection with purchasing the notes, the holding of notes or the receipt of payments thereunder;

     (iii) which presents such note for payment (where presentation is required) more than 30 days after the relevant date (except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting a note for payment on the last day of such 30 day period); for this purpose, the "relevant date" in relation to any payments on any note means:

               (a)  the due date for payment thereof, or

               (b) if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the indenture; or

     (iv) who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

     For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes at maturity.

     We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes, and
(y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder's net income or capital.

     For additional information, see the section entitled "Supplemental Discussion of Canadian Tax Consequences".

Default Amount on Acceleration

     If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under "--Default Amount".

     For the purpose of determining whether the holders of our medium-term notes are entitled to take any action under the indenture, we will treat the stated principal amount of each note outstanding as the principal amount of that note. Although the terms of the notes may differ from those of the other medium-term notes, holders of specified percentages in principal amount of all medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the medium-term notes. This action may involve changing some of the terms that apply to the medium-term notes, accelerating the maturity of the medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities--Modification and Waiver of the Debt Securities" and "--Events of Default".

Default Amount

     The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

     o the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

     o the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

     During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

     The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

     o    no default quotation is obtained, or

     o every quotation of that kind obtained is objected to within five business days after the due date as described above.

     If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

     In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

     For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

     o A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

     o P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

     Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Modified Business Day

     As described in the accompanying prospectus, any payment on your note that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your note, however, the term business day may have a different meaning than it does for other Series C medium-term notes. We discuss this term under "--Special Calculation Provisions" below.

Role of Calculation Agent

     The calculation agent will make all determinations regarding the level of the Underlying Index, modified business days, market disruption events, the default amount, the index level, and the amount payable on your notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations or confirmations by the calculation agent.

     Please note that RBC Capital Markets Corporation will serve as the calculation agent for the notes. We may change the calculation agent for your notes at any time without notice and RBC Capital Markets Corporation may resign as calculation agent at any time upon 60 days' written notice to Royal Bank.

Special Calculation Provisions

Business Day

     When we refer to a business day with respect to your notes, we mean a day that is a business day of the kind described in the accompanying prospectus supplement.

Trading Day

     When we refer to a trading day with respect to your notes, we mean a day on which the principal trading market for the Underlying Index is open for trading.

Closing Level

     The closing level for the Underlying Index on any day will be determined in the manner specified in the section below entitled "Information Regarding Underlying Index".

                       Hypothetical Returns on Your Notes

     The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual market levels of the Underlying Index. The hypothetical terms do not represent the terms of an actual note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the final reference level relative to the initial reference level. We cannot predict the performance of the Underlying Index.



Example 1--    Calculation of the payment at maturity where the Percentage
               Change is less than 0%.
               Percentage Change:       -25%
               Payment at Maturity      $10,000 + ($10,000 x -25%) = $10,000 -
                                        $2,500 = $7,500; the Payment at Maturity cannot be less than 95% of Principal
                                        Amount; therefore, the Payment at
                                        Maturity will be limited to 95% of the
                                        Principal Amount.
               On a $10,000 investment, a -25% percentage change results in a payment at maturity of $9,500, a -5% return on the Notes.



Example 2--    Calculation of the payment at maturity where the Percentage
               Change is greater than 0% but less than the Maximum Redemption
               Amount.
               Percentage Change:       10%
               Payment at Maturity      $10,000 + ($10,000 x 10%) = $10,000 +
                                        $1,000 = $11,000
               On a $10,000 investment, a 10% percentage change results in a payment at maturity of $11,000, a 10% return on the Notes.



Example 3--    Calculation of the payment at maturity where the Percentage
               Change is greater than the Maximum Redemption Amount.
               Percentage Change:       20%
               Payment at Maturity      $10,000 + ($10,000 x 20%) = $10,000 +
                                        $2,000 = $12,000 the Payment at Maturity cannot be more than 115% of Principal
                                        Amount; therefore, the Payment at
                                        Maturity will be limited to 115% of the
                                        Principal Amount.
               On a $10,000 investment, a 20% percentage change results in a payment at maturity of $11,500, a 15% return on the Notes.


     Any table or chart showing hypothetical amounts is provided for purposes of illustration only. It should not be viewed as an indication or prediction of future investment results. Rather, it is intended merely to illustrate the impact that various hypothetical market levels of the Underlying Index on the any valuation date as calculated in the manner described in the relevant pricing supplement and assuming all other variables remained constant. The hypothetical amounts listed above are entirely hypothetical. They are based on market levels for the Underlying Index that may not be achieved on the valuation date and on assumptions that may prove to be erroneous.

     The hypothetical amounts on your notes at maturity may bear little or no relationship to the actual market value of your notes on that date or at any other time, including any time you might wish to sell your notes. In addition, you should not view the hypothetical amounts as an indication of the possible financial return on an investment in your notes, since the financial return will be affected by various factors, including taxes that the hypothetical information does not take into account. Moreover, whatever the financial return on your notes might be, it may bear little relation to -- and may be much less than -- the financial return that you might achieve were you to invest in the Underlying Index directly. Among other things, the financial return on the Underlying Index would not be limited by the principal amount of your notes and an investment in the Underlying Index is likely to have tax consequences that are different from an investment in your notes.

     We describe various risk factors that may affect the market value of your notes, and the unpredictable nature of that market value, under "Additional Risk Factors Specific to Your Notes" above.

--------------------------------------------------------------------------------
We cannot predict the market levels of the Underlying Index or, therefore, the Final Index Level for your notes. Moreover, the assumptions we make in connection with any hypothetical information in this pricing supplement may not reflect actual events. Consequently, that information may give little or no indication of the amount that will be delivered in respect of your notes at maturity, nor should it be viewed as an indication of the financial return on your notes or of how that return might compare to the financial return on an investment directly in the Underlying Index.
--------------------------------------------------------------------------------

                           Use of Proceeds and Hedging

     We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the attached prospectus supplement under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

     In anticipation of the sale of the notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Underlying Index and/or listed and/or over-the-counter derivative instruments linked to the Underlying Index prior to or on the pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

     o    acquire or dispose of the Underlying Index and its constituent stocks;

     o acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on the price of the Underlying Index and its constituent stocks; or

     o    any combination of the above two.

     We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those similar securities.

     We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Underlying Index or over-the-counter derivative instruments linked to the Underlying Index.

--------------------------------------------------------------------------------
The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Additional Risk Factors Specific to Your Notes -- Trading and Other Transactions by Royal Bank or its Affiliates in the Underlying Index, or in Options or Other Derivative Products Limited to the Underlying Index May Adversely Affect the Market Value of the Notes" and "-- The Business Activities of Royal Bank or its Affiliates May Create Conflicts of Interest" in this pricing supplement for a discussion of these adverse effects.
--------------------------------------------------------------------------------

                     Information Regarding Underlying Index

S&P 500(R) Index

We have derived all information regarding the S&P 500(R) Index (the "S&P Index") contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the S&P Index, and may discontinue publication of the S&P Index.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies (the "Component Stocks") as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.

S&P calculates the S&P Index by reference to the prices of the Component Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the stocks that compose the S&P Index and received the dividends paid on such stocks.

S&P Index Composition, Maintenance and Calculation

The S&P Index was developed by S&P and is calculated, maintained and published by S&P. The S&P Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the Component Stocks as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the "Market Value" of any Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

On March 21, 2005, S&P began to calculate the S&P Index based on a half float-adjusted formula, and on September 16, 2005, the S&P Index became fully float-adjusted. S&P's criteria for selecting stocks for the S&P Index will not be changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P Index reflect only those shares that are available to investors, not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

     o holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

     o holdings by government entities, including all levels of government in the United States or foreign countries; and

     o holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P Index calculation. Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as "exchangeable shares," shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.

For each stock, an investable weight factor ("IWF") is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P Index on and after September 16, 2005 is 0.80.) The float-adjusted S&P Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

The S&P Index is calculated using a base-weighted aggregate methodology: the level of the S&P Index reflects the total Market Value of all 500 Component Stocks relative to the S&P Index's base period of 1941-43 (the "Base Period").

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P Index is computed by dividing the total Market Value of the Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P Index, it is the only link to the original Base Period level of the S&P Index. The Index Divisor keeps the S&P Index comparable over time and is the manipulation point for all adjustments to the S&P Index ("Index Maintenance").

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs.

To prevent the level of the S&P Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in the total Market Value, the level of the S&P Index remains constant. This helps maintain the level of the S&P Index as an accurate barometer of stock market performance and ensures that the movement of the S&P Index does not reflect the corporate actions of individual companies in the S&P Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the S&P Index closing level.

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

    Type of                                                                                               Divisor
Corporate Action                                                Comments                                 Adjustment
----------------                                                --------                                 ----------
Company                 Net change in market value determines divisor adjustment.                        Yes
added/deleted
Change in shares        Any combination of secondary issuance, share repurchase or buy back-share        Yes
outstanding             counts revised to reflect change
Stock split             Share count revised to reflect new count.  Divisor adjustment is not required    No
                        since the share count and price changes are offsetting.
Spin-off                If spun-off company is not being added to the index, the divisor adjustment      Yes
                        reflects the decline in index market value (i.e., the value of the spun-off unit).
Spin-off                Spun-off company added to the index, no company removed from the index.          No
Spin-off                Spun-off company added to the index, another company removed to keep number      Yes
                        of names fixed.  Divisor adjustment reflects deletion.
Change in IWF due       Increasing (decreasing) the IWF increases (decreases) the total market value     Yes
to a corporate          of the index.  The divisor change reflects the change in market value caused
action or a             by the change to an IWF.
purchase or sale by
an inside holder
Special Dividend        When a company pays a special dividend the share price is assumed to drop by     Yes
                        the amount of the dividend; the divisor adjustment reflects this drop in index market value.
Rights offering         Each shareholder receives the right to buy a proportional number of              Yes
                        additional shares at a set (often discounted) price.  The calculation assumes that the offering is fully subscribed.  Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.

Stock splits and stock dividends do not affect the Index Divisor of the S&P Index, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the "Post-Event Market Value"). In order that the level of the S&P Index not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows, where "Old Divisor" is the Index Divisor before the corporate event and "Pre-Event Market Value" is the market value of the component stocks before the corporate event:

          New Divisor   =   Old Divisor   X   Post-Event Market Value
                                              -----------------------
                                              Pre-Event Market Value

Changes in a company's shares outstanding of 5% or more due to mergers, acquisition, public offerings, private placements, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. All other changes of 5% or more (due to, for example, company stock repurchases, redemptions, exercise of options, warrants, subscription rights, conversion of preferred stock, notes, debt, equity participation units or other recapitalizations) are made weekly and are announced on Tuesdays for implementation after the close of trading on Wednesday. Changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September and December, and are usually announced two days prior.

IWFs are reviewed annually based on the most recently available data filed with various regulators and exchanges. Revised IWFs are applied on the third Friday of September. Changes in IWFs resulting from corporate actions which exceed 10 percentage points will be implemented as soon as possible; changes of less than 10 percentage points are implemented at the next annual review.

License Agreement

S&P and Royal Bank have entered into a non-exclusive license agreement providing for the license to Royal Bank, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the notes. The S&P Index is owned and published by S&P.

The license agreement between S&P and Royal Bank provides that the following language must be set forth in this pricing supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P Index to track general stock market performance. S&P's only relationship to Royal Bank is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to Royal Bank or the notes. S&P has no obligation to take the needs of Royal Bank or the owners of the notes into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY ROYAL BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Royal Bank. The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

                      Historical Trading Level Information

The graph below sets forth the historical performance of the Underlying Index. In addition, below each graph is a table setting forth the closing level of the Underlying Index. The information provided in this table is for the four calendar quarters in each of 2005, 2006 and 2007, the first, second and third quarters of 2008 and for the period from October 1, 2008 through November 7, 2008.

We obtained the information regarding the historical performance of the Underlying Index in the charts below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of the Underlying Index should not be taken as an indication of future performance, and no assurance can be given as to the level of the Underlying Index on the Valuation Date. We cannot give you assurance that the performance of the Underlying Index will result in any return in addition to your initial investment.

                            S&P 500 (Operating Basis)
                                   ('99 - '08)
                                 [CHART OMITTED]



                                                                                                 Period-End
                                              High Intra-Day           Low Intra-Day          Closing Level of
   Period-Start          Period-End            Level of the             Level of the            the Reference
      Date                  Date              Reference Asset         Reference  Asset              Asset
      ----                  ----              ---------------         ---------  -----              -----
     1/1/2005             3/31/2005               1229.11                 1163.69                  1180.59
     4/1/2005             6/30/2005               1219.59                 1136.15                  1191.33
     7/1/2005             9/30/2005               1245.86                 1183.55                  1228.81
    10/1/2005            12/30/2005               1275.8                  1168.2                   1248.29

     1/1/2006             3/31/2006               1310.88                 1245.74                  1294.83
     4/1/2006             6/30/2006               1326.7                  1219.29                  1270.2
     7/1/2006             9/29/2006               1340.28                 1224.54                  1335.85
    10/1/2006            12/29/2006               1431.81                 1327.1                   1418.3

     1/1/2007             3/31/2007               1461.57                 1363.98                  1420.86
     4/1/2007             6/30/2007               1540.56                 1416.37                  1503.35
     7/1/2007             9/30/2007               1555.9                  1370.6                   1526.75
    10/1/2007            12/31/2007               1576.09                 1406.1                   1468.36

     1/1/2008             3/31/2008               1471.77                 1256.98                  1322.7
     4/1/2008             6/30/2008               1440.24                 1272.00                  1280.00
     7/1/2008             9/30/2008               1313.15                 1106.42                  1166.36
    10/1/2008            11/07/2008               1167.03                  839.80                   930.75


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

              Supplemental Discussion of Canadian Tax Consequences

     The following discussion supersedes in its entirety the description of the material Canadian federal income tax considerations relevant to owning debt securities under "Canadian Taxation" in the accompanying prospectus.

     In the opinion of Ogilvy Renault LLP, Canadian tax counsel to the Royal Bank of Canada, the following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Act") and Income Tax Regulations (the "Regulations") generally applicable to a holder of notes who acquires notes pursuant to this Pricing Supplement, and who, at all relevant times, is not resident and is not deemed to be resident in Canada, who deals at arm's length with Royal Bank and who does not use or hold and is not deemed to use or hold notes in or in the course of carrying on a business in Canada and is not an insurer carrying on an insurance business in Canada and elsewhere (a "Non-resident Holder").

     This summary is based upon the provisions of the Act and the Regulations in force on the date hereof, proposed amendments to the Act and the Regulations in a form publicly announced prior to the date hereof by or on behalf of the Minister of Finance (Canada) (included for this purpose in the reference to the Act and Regulations) and the current administrative practices and policies published in writing by the Canada Revenue Agency. This summary does not take into account or anticipate any other changes in law, whether by legislative, governmental or judicial action or interpretation, nor does it take into account provincial, territorial or foreign income tax legislation. Subsequent developments could have a material effect on the following description.

     Canadian federal income tax considerations applicable to notes may be described particularly, when such notes are offered, in the pricing supplement related thereto. In the event the Canadian federal income tax are described in such pricing supplement, the following description will be superseded by the description in the pricing supplement to the extent indicated therein.

     Interest paid or credited or deemed to be paid or credited by Royal Bank on a note (including any amount paid at maturity in excess of the principal amount and interest deemed to be paid on the note in certain cases involving the assignment or other transfer of a note to a resident or deemed resident of Canada) to a Non-resident Holder will not be subject to Canadian non-resident withholding tax unless any portion of such interest (other than on a "prescribed obligation" described below) is contingent or dependent on the use of or production from property in Canada or is computed by reference to revenue, profit, cash flow, commodity price or any other similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation. A "prescribed obligation" is a debt obligation the terms or conditions of which provide for an adjustment to an amount payable in respect of the obligation for a period during which the obligation was outstanding which adjustment is determined by reference to a change in the purchasing power of money and no amount payable in respect thereof, other than an amount determined by reference to a change in the purchasing power of money, is contingent or dependent upon any of the criteria described in the preceding sentence. If any interest paid or credited or deemed to be paid or credited on a note is to be calculated by reference to an index or exchange traded fund which could be viewed as a proxy for the profit of Royal Bank, such interest may be subject to Canadian non-resident withholding tax. The Canadian withholding tax implications of such an issuance will be described particularly in the relevant pricing supplement if such notes are offered.

     In the event that a note is redeemed, cancelled, or repurchased, as applicable, or purchased by Royal Bank or any other person resident or deemed to be resident in Canada from a Non-resident Holder or is otherwise assigned or transferred by a Non-resident Holder to a person resident or deemed to be resident in Canada for an amount which exceeds, generally, the issue price thereof or in certain cases the price for which such note was assigned or transferred by a person resident or deemed to be resident in Canada to the Non-resident Holder, the excess may, in certain circumstances, be deemed to be interest and may be subject to non-resident withholding tax if the note is not considered to be an "excluded obligation" for purposes of the Act. A note will be an "excluded obligation" for this purpose if: (a) the interest on the note is payable in a currency other than Canadian currency and such note is a deposit not repayable in Canadian currency; (b) under the terms of the note or any agreement relating thereto the Issuer may not under any circumstances be obliged to repay more than 25% of the aggregate principal amount of a particular issuance of notes within five years from the date of such issuance except, generally, in the event of a failure or default under such notes; or (c) it is a note issued at no discount on its principal amount or at a "shallow" discount as set out in the Act.

     Generally, there are no other taxes on income (including taxable capital gains) payable in respect of a note or interest, discount, or premium thereon by a Non-resident Holder.

         Supplemental Discussion Of U.S. Federal Income Tax Consequences

     The following is a general description of certain U.S. tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the United States of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

     This section supplements the discussion of U.S. federal income taxation in the accompanying prospectus. This discussion applies to you only if you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

o    a dealer in securities,

o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

o    a bank,

o    a life insurance company,

o    a tax-exempt organization,

o a person that owns the notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

     This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

     If a partnership holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.

     You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

     This discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

     In the opinion of Sullivan & Cromwell LLP, counsel to Royal Bank, the notes should be subject to the special rules applicable to contingent payment debt instruments. The following discussion assumes that the notes will be treated as such. If the notes are so treated, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules could possibly have the effect of requiring you to include amounts in income in respect of the notes prior to your receipt of cash attributable to that income.

     The amount of interest that you will be required to include in income in each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes for such period. The adjusted issue price of the notes will equal the original offering price for the notes plus any interest that has accrued on the notes (under the rules governing contingent payment debt obligations).

     To obtain the comparable yield and projected payment schedule for your particular note, you should call RBC Capital Markets Corporation toll free at
(866) 609-6009. You are required to use the comparable yield and projected payment schedule provided by Royal Bank for determining your interest accruals in respect of your notes unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

     The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the notes, and we make no representations regarding the amount of contingent payments with respect to the notes. Any Form 1099-OID accrued interest will be based on such comparable yield and projected payment schedule.

     Secondary Purchasers. If you purchase the notes for an amount that differs from the notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

     If you purchase the notes for an amount that is less than the adjusted issue price of the notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the notes for an amount that is greater than the adjusted issue price of the notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

     Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

     Treatment Upon Sale or Maturity. You will recognize gain or loss on the sale or maturity of the notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in the notes. In general, your adjusted basis in the notes will equal the amount you paid for the notes, increased by the amount of interest you previously accrued with respect to the notes (in accordance with the comparable yield for the notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your notes under the rules set forth above under "--Secondary Purchasers."

     Any gain you may recognize on the sale or maturity of the notes will generally be ordinary interest income. Any loss you may recognize upon the sale or maturity of the notes will generally be ordinary loss to the extent of the interest you included as income in the current or previous taxable years in respect of the notes and thereafter will be capital loss. The deductibility of capital losses is subject to limitations.

     Backup Withholding and Information Reporting. Please see the discussion under "Tax Consequences -- United States Taxation -- U.S. Holders -- Taxation of Debt Securities -- Information Reporting and Backup Withholding" in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

                     Employee Retirement Income Security Act

     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) ("Non-ERISA Arrangements") are not subject to the requirements of Section 406 of ERISA or
Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws ("Similar Laws").

     The acquisition or conversion of notes by a Plan or any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or "PTCEs", that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of notes. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA
Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities offered hereby, provided that neither the issuer of securities offered hereby nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than "adequate consideration" in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

     The person making the decision on behalf of a Plan, a Plan Assets Entity or a Non-ERISA Arrangement shall be deemed, on behalf of itself and the relevant Plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the notes will not result in a non-exempt prohibited transaction under ERISA, the Internal Revenue Code (or, with respect to an Non-ERISA Arrangement, , under any Similar
Laws) and (b) neither Royal Bank nor any of its affiliates is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person's acquisition, disposition or holding of the notes, or any exercise related thereto or as a result of any exercise by Royal Bank or any of its affiliates of any rights in connection with the notes, and no advice provided by Royal Bank or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

--------------------------------------------------------------------------------
If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in notes, you should consult your legal counsel.
--------------------------------------------------------------------------------

                        Supplemental Plan of Distribution

     With respect to each note to be issued, Royal Bank will agree to sell to RBC Capital Markets Corporation, and RBC Capital Markets Corporation will agree to purchase from Royal Bank, the principal amount of the note specified, at the price specified under "Net proceeds to the issuer", in this pricing supplement. RBC Capital Markets Corporation intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBC Capital Markets Corporation or one of our affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see "Supplemental Plan of Distribution" in the accompanying prospectus supplement.

     To the extent the underwriter resells notes to a broker or dealer less a concession equal to the entire underwriting discount, such broker or dealer may be deemed to be an "underwriter" of the notes as such term is defined in the Securities Act of 1933, as amended.

     We expect that delivery of the Notes will be made against payment for the Notes on or about November 20, 2008, which is the third business day following the pricing date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus or prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus and prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus and prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

              Linked to the S&P 500(R) Index, due November 22, 2010